Exhibit 99.1

          Camden National Corporation Extends Stock Repurchase Program

     CAMDEN, Maine--(BUSINESS WIRE)--June 27, 2006--Robert W. Daigle, President and Chief Executive Officer of Camden National Corporation (AMEX: CAC; or the "Company"), announced today that the Board of Directors of the Company has renewed the Company's Common Stock Repurchase Program for an additional one-year term. The renewal will allow for the repurchase of 750,000 shares of the Company's outstanding common stock over the next year.
     The 2006 Common Stock Repurchase Program will expire on July 1, 2007. The authority granted under the 2006 Common Stock Repurchase Program may be exercised from time to time and in such amounts as market conditions warrant. Any purchases are intended to make appropriate adjustments to the Company's capital structure, including meeting share requirements related to employee benefit plans and for general corporate purposes. Daigle explained, "The renewal of the Repurchase Program allows the buyback of common shares at times when the market may not value our stock appropriately."
     Since the inception of the Company's stock repurchase program in 2001, the Company has repurchased 745,631 shares at an average price of $28.53. In addition, on May 9, 2006, the Company concluded a modified "Dutch Auction" tender offer whereby it repurchased an aggregate 880,827 shares of its common stock at a purchase price of $39.00 per share.

     Camden National Corporation, headquartered in Camden, Maine, and listed on the American Stock Exchange, the Russell 3000(R) Index and the small-cap Russell 2000(R) Index under the symbol CAC, is the holding company for a family of three financial services companies, including: Camden National Bank (CNB), a full-service community bank with 12 banking offices serving Midcoast, Kennebunk and Portland, Maine, and online at www.camdennational.com, and recipient of the Governor's Award for Business Excellence in 2002; UnitedKingfield Bank (UKB), a full-service community bank with 15 offices serving Central, Eastern and Western Maine and online at www.unitedkingfield.com; and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland and Bangor, Maine and online at www.acadiatrust.com. In addition, Acadia Financial Consultants operates as a division of CNB and UKB, to offer full-service brokerage services.
     This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.
     Some of the factors that might cause these differences include the following: changes in general, national or regional economic conditions; changes in loan default and charge-off rates; reductions in deposit levels necessitating increased borrowing to fund loans and investments; changes in interest rates; changes in laws and regulations; changes in the size and nature of the Company's competition; and changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.
     These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.


     CONTACT: Camden National Corporation
              Suzanne Brightbill, 207-230-2120
              Public Relations Officer
              sbrightbill@camdennational.com